UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
Extension of Notes Forbearance Period
As previously reported, on May 21, 2018, Westmoreland Coal Company (the “Company”) and certain subsidiaries of the Company (the “Guarantors” and together with the Company, the “Obligors”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain holders (the “Supporting Holders”) of the Company’s Senior Secured Notes due 2022 issued pursuant to the Indenture (as amended, supplemented, or modified from time to time, the “Indenture”), dated as of December 16, 2014, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent thereunder. Pursuant to the Forbearance Agreement, the Supporting Holders have agreed to forbear from exercising their rights and remedies under the Indenture or the related security documents until the earlier of (a) 12:01 a.m. New York City time on September 30, 2018 and (b) a Termination Event (as defined in the Forbearance Agreement) (the “Forbearance Period”) with respect to certain potential events of default arising under section 6.01 of the Indenture. As previously reported, on September 26, 2018, the Obligors and Requisite Supporting Holders (as defined in the Forbearance Agreement) agreed to extend clause (a) of the Forbearance Period from September 30, 2018 to October 5, 2018.
On October 4, 2018, the Obligors and Requisite Supporting Holders agreed to extend clause (a) of the Forbearance Period to October 8, 2018.
Extension of Term Loan Forbearance Period
As previously reported, on May 21, 2018, the Company entered into the Fourth Amendment to Credit Agreement (the “Term Loan Amendment”) with certain lenders, constituting Required Lenders (as defined in the Credit Agreement), under the Credit Agreement (as amended, supplemented, or modified from time to time, the “Credit Agreement”), dated as of December 16, 2014, by and among the Company, the Guarantors party thereto and Wilmington Savings Fund Society, FSB (as successor in interest to Bank of Montreal), as administrative agent thereunder. Pursuant to the Term Loan Amendment, the Required Lenders agreed to forbear from exercising their rights and remedies under the Company’s Credit Agreement or the related security documents until the earlier of (a) 12:01 a.m. New York City time on September 30, 2018 and (b) an Event of Termination (as defined in the Term Loan Amendment) (the “Term Loan Forbearance Period”) with respect to certain potential events of default arising thereunder. As previously reported, on September 26, 2018, the Company and the Required Lenders under the Credit Agreement agreed to extend clause (a) of the Term Loan Forbearance Period from September 30, 2018 to October 5, 2018.
On October 4, 2018, the Company and the Required Lenders under the Credit Agreement agreed to extend clause (a) of the Term Loan Forbearance Period to October 8, 2018.
Extension of Bridge Loan Restructuring Support Agreement Deadline
As previously reported, on May 21, 2018, the Company entered into the Terms of Bridge Loans (the “Bridge Loan Agreement”) with members of an ad hoc group of the Company’s existing first lien lenders and noteholders. Pursuant to the terms of the Bridge Loan Agreement, as both an affirmative covenant and an event of default, the Company is required to enter into a restructuring support agreement on or prior to September 30, 2018. As previously reported, on September 26, 2018, the Company and the Required Lenders (as defined in the Bridge Loan Agreement) under the Bridge Loan Agreement agreed to extend the deadline by which the Company is required to enter into a restructuring support agreement under the Bridge Loan Agreement from September 30, 2018 to October 5, 2018.
On October 4, 2018, the Company and the Required Lenders under the Bridge Loan Agreement agreed to extend the deadline by which the Company is required to enter into a restructuring support agreement under the Bridge Loan Agreement to October 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: October 5, 2018	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary